Investor Presentation 2019 Fourth Quarter Earnings January 23, 2020

Forward Looking Statements When used in this presentation and in documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “should,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the "Safe- Harbor" provisions of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements. These statements may relate to future financial performance, strategic plans or objectives, revenue, expense or earnings projections, or other financial items of Banc of California Inc. and its affiliates (“BANC,” the “Company,” “we,” “us” or “our”). By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements.  Factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (i) the costs and effects of litigation generally, including legal fees and other expenses, settlements and judgments; (ii) the risk that our performance may be adversely affected by the CEO and CFO transition we have recently undergone; (iii) the risk that the benefits we realize from exiting the third party mortgage origination and brokered single-family residential lending business will be less than anticipated and that the costs we incur from exiting that business will be greater than anticipated; (iv) the risk that we will not be successful in the implementation of our capital utilization strategy and our other strategies for transitioning to a traditional community bank; (v) risks that the Company’s merger and acquisition transactions may disrupt current plans and operations and lead to difficulties in customer and employee retention, risks that the costs, fees, expenses and charges related to these transactions could be significantly higher than anticipated and risks that the expected revenues, cost savings, synergies and other benefits of these transactions might not be realized to the extent anticipated, within the anticipated timetables, or at all; (vi) the credit risks of lending activities, which may be affected by deterioration in real estate markets and the financial condition of borrowers, and the operational risk of lending activities, including but not limited to the effectiveness of our underwriting practices and the risk of fraud, any of which credit and operational risks may lead to increased loan and lease delinquencies, losses and nonperforming assets in our loan and lease portfolio, and may result in our allowance for loan and lease losses not being adequate to cover actual losses and require us to materially increase our loan and lease loss reserves; (vii) the quality and composition of our securities portfolio; (viii) changes in general economic conditions, either nationally or in our market areas, or changes in financial markets; (ix) continuation of or changes in the short-term interest rate environment, changes in the levels of general interest rates, volatility in the interest rate environment, the relative differences between short- and long-term interest rates, deposit interest rates, our net interest margin and funding sources; (x) fluctuations in the demand for loans and leases, the number of unsold homes and other properties and fluctuations in commercial and residential real estate values in our market area; (xi) our ability to develop and maintain a strong core deposit base or other low cost funding sources necessary to fund our activities; (xii) results of examinations of us by regulatory authorities and the possibility that any such regulatory authority may, among other things, limit our business activities, require us to change our business mix, restrict our ability to invest in certain assets, increase our allowance for loan and lease losses, write-down asset values or increase our capital levels, affect our ability to borrow funds or maintain or increase deposits, or impose fines, penalties or sanctions, any of which could adversely affect our liquidity and earnings; (xiii) legislative or regulatory changes that adversely affect our business, including, without limitation, changes in tax laws and policies, changes in privacy laws, and changes in regulatory capital or other rules, and the availability of resources to address or respond to such changes; (xiv) our ability to control operating costs and expenses; (xv) staffing fluctuations in response to product demand or the implementation of corporate strategies that affect our work force and potential associated charges; (xvi) the risk that our enterprise risk management framework may not be effective in mitigating risk and reducing the potential for losses; (xvii) errors in estimates of the fair values of certain of our assets and liabilities, which may result in significant changes in valuation; (xviii) the network and computer systems on which we depend could fail or experience a security breach, including but not limited to, due to cybersecurity threats; (xix) our ability to attract and retain key members of our senior management team; (xx) increased competitive pressures among financial services companies; (xxi) changes in consumer spending, borrowing and saving habits; (xxii) the effects of severe weather, natural disasters, acts of war or terrorism and other external events on our business; (xxiii) the ability of key third-party providers to perform their obligations to us; (xxiv) changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board or their application to our business, including additional guidance and interpretation on accounting issues and details of the implementation of new accounting methods; (xxv) the transition to a new accounting standard adopted by the Financial Accounting Standards Board, referred to as Current Expected Credit Loss, which will require financial institutions to determine periodic estimates of lifetime expected credit losses on loans, and provide for the expected credit losses as allowances for loan losses; (xxvi) share price volatility and reputational risks, related to, among other things, speculative trading and certain traders shorting our common shares and attempting to generate negative publicity about us; (xxvii) war or terrorist activities; and (xxviii) other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services and the other risks described from time to time in other documents that we file with or furnish to the SEC. 1

Fourth Quarter 2019 Results

Execution in key areas of business driving strategic transformation

Expanded Net Interest Margin	• NIM expanded 18bps to 3.04% • Cost of total deposits declined 21bps to 1.27% • Total cost of funds improved 20bps to 1.55% • Average DDA balances increased $95 million, up 3.7% from prior quarter
Optimized Balance Sheet	• Demand deposits at 48% of total deposits, up from 33% one year ago • Brokered deposits declined $83.1 million in the fourth quarter and $1.70 billion in 2019 • FHLB advances declined $455.0 million in the fourth quarter and $325.0 million in 2019 • Single family residential mortgage and multifamily loans at 51.8% of the total held–for–investment loan portfolio, down from 59.1% one year ago • Investments at 11.7% of total assets; lowered portfolio duration through $39 million in sales and $195.3 million in new securities purchases; CLOs represent 79% of total investments
Continued Expense Management	• Better-than-targeted recurring quarterly core operating expenses, which totaled $48.2 million[1] • Noninterest expenses totaled $47.2 million, down 5% from one year ago • Non-core net benefit of $2.0 million included in noninterest expense, of which a $3.6 million non-core benefit related to ongoing legal and indemnification matters
Strong Credit and Capital	• Criticized and classified loans decreased by $25.8 million during the quarter • NPLs decreased $1.8 million to $43.4 million and represent 0.73% of Loans[2] • Common Equity Tier 1 ratio of 11.56%; TCE / TA ratio increased 88 bps to 8.68%[1]
Management & Corporate Governance	• Welcomed Lynn Hopkins as Executive Vice President, Chief Financial Officer • Welcomed James "Conan" Barker and Andrew Thau to the Board of Directors • On December 19, 2019, the Company was informed that SEC staff has concluded the investigation begun in January 2017, and they do not intend to recommend any enforcement action against the Company to the SEC

1 Non-GAAP measure; Reconciliation on slides 18 and 20
2 Held-for-investment

2

Successful Execution on Three Strategic Drivers for 2019 Relationship-Based Strategy Enhances Franchise Value Lower Deposit Costs through Relationship Focus • Cost of total deposits decreased 21 basis points during the fourth quarter, and 40 basis points since the first quarter, with non-interest bearing deposits comprising over 20% of total deposits • Reduced average cost of high-cost retail CDs to 2.24%, down 14 basis points from prior quarter • Transactional brokered deposits reduced from $1.7 billion at Dec. 31, 2018 to $10 million at the end of 2019 Right-Size the Balance Sheet • Exited brokered SFR business • Re-mixed and optimized the securities portfolio through opportunistic transactions to improve overall performance; improved cash flow structure and reduced price volatility • Used proceeds from asset sales to reduce reliance on wholesale funding • Executed on strategic capital allocation strategies including completion of $46 million preferred stock tender in the third quarter Reduce Expense Burden by Realizing Operational Efficiencies • Better expense efficiency through prudent vendor and resource management • Total noninterest expenses reduced by 16% during 2019 • Technology investments during the year contribute to better client service and improved efficiency 3

Right-Sizing the Balance Sheet: Funding Sources Portfolio Mix Shifting Towards Lower Costing, Less Transactional Deposits Reduced Reliance on Wholesale Funding 4Q18 4Q19 FHLB Demand FHLB 16% Deposit 18% Checking Demand 27% Deposit Brokered Checking CDs 40% Non-Brokered 16% CDs 18% Savings/ Non- Savings/ Money Brokered Money Market CDs Market 23% 18% 24% $9.44 billion $6.62 billion Highlights • Continued opportunity to reduce cost of funding • Brokered CDs and FHLB Advances 36% at 4Q19 vs. 50% at 4Q18 • $1.54 billion reduction in Brokered CDs • $325.0 million reduction in FHLB Advances • $450.6 million reduction in Non-Brokered CDs 1 Dollars in millions 4

Deposit Base Showing Effects of Transformation Relationship Based Approach Expected to Reduce Future Cost of Deposits Higher Mix of Noninterest-Bearing Deposits Driving 21bps Decrease in Cost of Deposits Deposit Composition 1.67% 1.62% 1.52% 1.48% 1.27% 20.9% 21.8% 23.5% 23.7% 22.2% 6.0% 0.9% 19.5% 16.8% 29.5% 30.1% 29.6% 27.0% 26.5% 26.1% 28.2% 25.1% 19.7% 20.4% 19.2% 20.1% 12.9% 14.5% 15.8% 4Q18 1Q19 2Q19 3Q19 4Q19 Noninterest-bearing DDA Interest-bearing DDA Savings and Money Market Brokered CDs CDs Cost of Deposits 5

Right-Sizing the Balance Sheet: Earning Assets Shifted Balance Sheet Mix Into Higher Interest Earning Assets 4Q18 4Q19 Other loans Other loans Securities 1% 1% Securities Other 13% 20% C&I Other 6% 20% 4% C&I 24% SFR 22% CRE SFR 11% 23% CRE 14% MF MF 20% 22% $10.14 billion $7.29 billion Highlighted Annual Portfolio Changes Shifted balance sheet into higher-yielding earning assets • Loan portfolio mix trending toward high-yielding, relationship-based loans – Exited the third party mortgage origination (“TPMO”) and brokered Single Family Residential Lending business • Securities repositioned into higher-yielding, shorter duration portfolio 6

Relationship Lending Focus Enhances Franchise Value Emphasizing Better Margin, Relationship Lending to Drive Yield and Deposits HFI Loan Production Yields vs. Portfolio Yields1 5.26% 5.29% 5.25% 5.10% 4.82% 4.74% 4.76% 4.80% 4.75% 4.71% 2.50% 2.50% 2.50% 2.00% 1.75% $7,700 $7,558 $70 $63 $6,720 $1,071 $1,077 $6,384 $61 $59 $5,952 $1,066 $1,120 $54 $2,013 $1,982 $1,050 $2,033 $1,865 $1,762 $2,241 $2,333 $1,599 $1,564 $1,495 $2,305 $2,103 $1,961 $1,776 $1,591 4Q18 1Q19 2Q19 3Q19 4Q19 SFR MF C&I CRE2 Other Consumer Portfolio Loan Yields New Production Loan Yields Fed Funds Rate Total Loan Production 1 Dollars in millions 7 2 CRE includes Construction

Net Interest Margin Showing Continued Improvement Lower Cost of Funds and Flat Earning Assets Yield Expands NIM by 18 basis points Average Interest-Earning Assets1,2 Net Interest Margin Drivers 4.59% 4.59% $9.7 $9.8 4.53% 4.50% 4.50% $0.3 $0.3 $9.0 $0.3 $2.0 $1.8 $8.0 $1.3 $0.4 $7.3 $1.1 $0.3 $0.8 3.04% 2.88% 2.81% 2.86% 2.86% $7.4 $7.7 $7.4 $6.5 $6.2 2.50% 2.50% 2.50% 2.00% 1.75% 1.88% 1.75% 1.84% 1.75% 1.55% 4Q18 1Q19 2Q19 3Q19 4Q19 4Q18 1Q19 2Q19 3Q19 4Q19 HFI Loans Securities Other Earning Asset Yield Net Interest Margin Cost of Funds Fed Funds Rate The overall earning asset mix and the portfolio mix within loans and securities holds earning asset yield at 4.50% while market interest rates have declined. 1 Dollars in billions 2 Other includes loans held-for-sale and other interest-earnings assets 8 3 Dollars in millions, consolidated operations

Overall Asset Quality Remains Stable Relationship Banking Focus Increases Asset Underwriting Transparency NPLs & OREO1 Total Delinquent Loans / Total Loans 0.71% 0.73% 0.37% 0.43% $59.5 0.29% $56.3 $57.6 $45.2 $43.4 $52.2 $28.1 $28.8 $22.3 $40.5 0.97% 0.88% 0.79% 0.78% 0.53% 4Q18 1Q19 2Q19 3Q19 4Q19 NPLs & OREO NPLs & OREO / Loans Receivable 4Q18 1Q19 2Q19 3Q19 4Q19 ALLL2 and NPL Coverage • Classified/criticized loans decreased $25.8 million to 282% $169.5 million 224% 207% • Q4 NPL balance includes two large loans that make up 139% 133% 54% of NPLs – $14 million shared national credit added in Q3, – $9 million SFR loan with 38% LTV added in Q4 0.99% 0.97% 0.81% 0.85% 0.89% • Excluding these 2 loans, NPLs total $20 million, and approximately 48% are SFRs 4Q18 1Q19 2Q19 3Q19 4Q19 • Delinquent loans includes – $5 million C&I loan with a real estate developer that is expected to be worked out added in Q4 ALLL / Total Loans ALLL / NPLs – SFR loans represent 75% of the total delinquent loans – Other segments reflect continuing positive results 1 NPL: Non-performing loans. OREO: Other real estate owned. Dollars in millions, held for investment 9 2 ALLL: Allowance for loan and lease losses

Expense Control Showing Continued Progress

Simplifying Operating Model and Delivering Operational Efficiencies

Non-Core Adjustments to Reported Operating Expenses

($ in millions)	Q4 '19 Noninterest Expenses - Reported	Q4 '19 Non-Core Adjustments[1]	Q4 '19 Core Operating Expenses[1]
Salaries and employee benefits	$ 24.0	$ —	$ 24.0
Occupancy and equipment	7.9	—	7.9
Professional fees	2.6	3.6	6.2
Data processing	1.7	—	1.7
Advertising	2.2	—	2.2
Regulatory assessments	1.9	—	1.9
Reversal of provision for loan repurchases	(0.4)	—	(0.4)
Amortization of intangible assets	0.5	—	0.5
Restructuring expense	1.6	(1.6)	—
All other expense	4.1	—	4.1
Total Noninterest Expense (ex-loss on investments in alternative energy partnerships)	**$ 46.1**	**$ 2.0**	**48.1**
Loss on investments in alternative energy partnerships[2]	**1.0**		
Total Noninterest Expense (reported)	**$ 47.2**		

NIE / Average Assets



$49.6
$61.8
$43.6
$43.3
$47.2
1.94%
2.40%
1.81%
1.99%
2.37%
4Q18
1Q19
2Q19
3Q19
4Q19

Core Operating Expense / Average Assets[3]



$52.2
$54.1
$49.5
$46.7
$48.1
2.04%
2.10%
2.06%
2.15%
2.42%
4Q18
1Q19
2Q19
3Q19
4Q19

1 Core adjustments to noninterest expense to arrive at core operating expense. Non-GAAP measure: Reconciliation table above
2 Loss on investments in alternative energy partnerships create tax credits to offset expense incurred
3 Operating expense, annualized, over average consolidated assets. Operating expense in millions

10

Developing Recurring and Sustainable Earnings Profile Q4 Included some Non-Core Adjustments to Reported Operations ($ in millions, except for EPS) Amount Per Diluted Share Net income available to common stockholders $ 10.4 $ 0.20 Adjustments: Noninterest expense (0.9) Income tax impact at 24% normalized rate (0.2) Total adjustments1 (1.1) $ (0.02) Q4 Earnings from Core Operations2 $ 9.3 $ 0.18 Diluted EPS – Adjusted Operations2 $0.30 $0.25 Adjusted for $0.20 non-core items $0.20 $0.18 Reported $0.15 $(0.02) $0.10 $0.05 $0.00 4Q19 Adjustments 4Q19 Adjusted 1 Includes $3.6M of insurance recovery, $1.6M of restructuring expense, $1M loss on investments in alternative energy partnerships, income tax expense required to reach a normalized rate of 24%, and other non-core items 11 2 Non-GAAP measure; Reconciliation table above

Strong Capital Base Capital Ratios Reflective of Effective Capital Management Activities Common Equity Tier 1 Ratio1 Tier 1 Risk-Based Capital Ratio1 11.6% 10.5% 10.3% 9.5% 9.7% 14.0% 14.8% 12.8% 13.0% 13.3% 4Q18 1Q19 2Q19 3Q19 4Q19 4Q18 1Q19 2Q19 3Q19 4Q19 Tangible Equity / Tangible Assets2 Tangible Common Equity / Tangible Assets2 8.7% 11.1% 7.8% 9.9% 10.0% 7.4% 9.2% 6.9% 8.5% 6.3% 4Q18 1Q19 2Q19 3Q19 4Q19 4Q18 1Q19 2Q19 3Q19 4Q19 1 Capital ratios are preliminary at December 31, 2019. 12 2 Non-GAAP measure. Reconciliation on slide 18

Securities Portfolio Balances, Composition and Yields Portfolio Repositioned in 4Q19 Securities Portfolio Detail1 Amortized Cost Amortized Cost Book Yield Duration 4Q19 Security Type 3Q19 4Q19 4Q19 Change Fair Value 4Q19 4Q19 (years) Agency securities 40.6 129.3 88.7 128.0 2.39% 3.48 Municipal securities — 53.0 53.0 52.7 2.79% 9.62 Corporate debt securities — 13.5 13.5 13.6 4.11% 4.46 CLOs 748.6 733.6 (15.0) 718.4 3.62% 0.07 Total Securities $ 789.2 $ 929.4 $ 140.2 $ 912.6 3.40% 1.16 Portfolio Profile1 Portfolio Average Balances and Yields2 Credit Rating Composition BBB 1.5% Gov't AGC - 14% $2.0 $1.8 AAA 18.5% Municipal - 6% $1.3 Corporate - 1% $1.1 4.13% $0.8 3.88% 3.83% AA 3.72% 3.60% 80.0% CLO - 79% 4Q18 1Q19 2Q19 3Q19 4Q19 1 Dollars in millions 13 2 Dollars in billions

BANC Fast Facts & Preferred Equity Capital Structure

(Dollars in millions[1])	4Q19	3Q19	2Q19	1Q19	4Q18
Total assets	$ 7,828	$ 8,625	$ 9,360	$ 9,887	$ 10,630
Securities available-for-sale	913	776	1,168	1,471	1,993
Loans receivable	5,952	6,383	6,720	7,557	7,701
Total deposits	5,427	5,770	6,292	7,725	7,917
Net interest income	56.7	58.9	64.8	67.8	70.7
Provision for loan losses	(2.7)	38.5	(2.0)	2.5	6.7
Total noninterest income (loss)	4.9	3.2	(2.3)	6.3	2.4
Noninterest expense[3,4]	46.1	44.2	43.9	59.9	48.8
(Gain) loss on investments in alternative energy partnerships	1.0	(0.9)	(0.4)	2.0	0.8
Total noninterest expense	47.2	43.3	43.6	61.8	49.6
Net (loss) income	14.3	(14.1)	16.6	7.0	11.0
Preferred dividend and other adjustments	3.9	8.6	4.7	4.5	4.5
Net (loss) income available to common stockholders	$ 10.4	$ (22.7)	$ 11.9	$ 2.5	$ 6.5
Diluted (loss) earnings per common share	$ 0.20	$ (0.45)	$ 0.23	$ 0.05	$ 0.13
Return on average assets[2]	0.71%	(0.64)%	0.69%	0.28%	0.43%
Adjusted efficiency ratio[2,5]	74.03%	70.11 %	67.84%	83.00%	67.09%

Preferred Equity	Class / Series	CUSIP	Issue Date	Amount Out ($000)	Dividend Rate / Coupon (%)	First Callable Date
Preferred Equity: Non-Cumulative, Perpetual	D	05990K882	4/8/2015	100,477	7.375%	6/15/2020
Preferred Equity: Non-Cumulative, Perpetual	E	05990K874	2/8/2016	96,629	7.000%	3/15/2021
Total Preferred Equity				**197,106**		

1 All figures from reported operations unless noted; dollars in millions unless noted per share or percentage 2 Consolidated operations; Efficiency ratio adjusted for including the pre-tax effect of investments in alternative energy partnerships 3 Excluding loss on investments in alternative energy partnerships 4 Non-GAAP measure. Reconciliation within table above 5 Non-GAAP measure. Reconciliation on slide 18 6 Includes preferred stock dividends, income allocated to participating securities and dividends and impact of preferred redemption

14

Appendix

Non-GAAP Financial Information This presentation contains certain financial measures determined by methods other than in accordance with U.S. generally accepted accounting principles (GAAP). These measures include noninterest expense from Core operations, operating expense from Core operations, noninterest expense to average assets, and diluted earnings per common share from Core operations, adjusted for non- core items, each excluding loss on investments in alternative energy partnerships and the latter three adjusted for non-core items. Management believes that these particular measures provide useful supplemental information in understanding our core operating performance. These measures should not be viewed as substitutes for measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP measures that may be presented by other companies. Reconciliations of these measures to measures determined in accordance with GAAP are contained on slides 2, 10-12, 14, 17-20 of this presentation. Non-GAAP measures in this presentation also include tangible equity to tangible assets, tangible common equity to tangible assets, return on average tangible common equity, and adjusted efficiency ratio including the pre-tax effect of investments in alternative energy partnerships. These particular measures are used by management in its analysis of the Company's capital strength and the performance of the Company’s businesses. Banking and financial institution regulators also exclude goodwill and other intangible assets from total stockholders' equity when assessing the capital adequacy of a financial institution. Management believes the presentation of these measures excluding the impact of these items provides useful supplemental information that is essential to a proper understanding of the capital and financial strength of the Company and the performance of its businesses. These measures should not be viewed as substitutes for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP measures that may be presented by other companies. Reconciliations of these measures to measures determined in accordance with GAAP are contained on slides 17-20 of this presentation. 16

Non-GAAP Reconciliation

Adjusted Efficiency Ratio Including the Pre-tax Effect of Investments in Alternative Energy Partnerships

(Dollars in thousands)	4Q19	3Q19	2Q19	1Q19	4Q18
Noninterest expense	$ 47,185	$ 43,307	$ 43,587	$ 61,835	$ 49,578
(Loss) gain on investments in alternative energy partnerships	(1,039)	940	355	(1,950)	(786)
Adjusted noninterest expense	46,146	44,247	43,942	59,885	48,792
Net interest income	56,660	58,915	64,780	67,808	70,842
Noninterest income (loss)	4,930	3,181	(2,290)	6,295	2,644
Total revenue	61,590	62,096	62,490	74,103	73,486
Tax credit from investments in alternative energy partnerships	1,689	77	1,680	—	—
Deferred tax expense on investments in alternative energy partnerships	(177)	(8)	(176)	—	—
Tax effect on tax credit and deferred tax expense	267	7	426	—	26
Gain (loss) on investments in alternative energy partnerships	(1,039)	940	355	(1,950)	(786)
Total pre-tax adjustments for investments in alternative energy partnerships	740	1,016	2,285	(1,950)	(760)
Adjusted total revenue	$ 62,330	$ 63,112	$ 64,775	$ 72,153	$ 72,726
Efficiency Ratio	76.61%	69.74%	69.75%	83.44%	67.47%
Adjusted efficiency ratio including the pre-tax effect of investments in alternative energy partnerships	74.03%	70.11%	67.84%	83.00%	67.09%
Effective tax rate utilized for calculating tax effect on tax credit and deferred tax expense	15.00%	9.36%	22.07%	27.00%	27.42%

17

Non-GAAP Reconciliation Tangible Common Equity to Tangible Assets and Tangible Equity to Tangible Assets (Dollars in thousands) 4Q19 3Q19 2Q19 1Q19 4Q18 Tangible Common Equity to Tangible Assets Ratio Total assets $ 7,828,410 $ 8,625,337 $ 9,359,931 $ 9,886,525 $ 10,630,067 Less: goodwill (37,144) (37,144) (37,144) (37,144) (37,144) Less: other intangible assets (4,151) (4,605) (5,105) (5,726) (6,346) Tangible assets $ 7,787,115 $ 8,583,588 $ 9,317,682 $ 9,843,655 $ 10,586,577 Total stockholders' equity $ 907,245 $ 900,988 $ 963,544 $ 948,325 $ 945,534 Less: goodwill (37,144) (37,144) (37,144) (37,144) (37,144) Less: other intangible assets (4,151) (4,605) (5,105) (5,726) (6,346) Tangible equity 865,950 859,239 921,295 905,455 902,044 Less: preferred stock (189,825) (189,825) (231,128) (231,128) (231,128) Tangible common equity $ 676,125 $ 669,414 $ 690,167 $ 674,327 $ 670,916 Total stockholders' equity to total assets 11.59% 10.45% 10.29% 9.59% 8.89% Tangible equity to tangible assets 11.12% 10.01% 9.89% 9.20% 8.52% Tangible common equity to tangible assets 8.68% 7.80% 7.41% 6.85% 6.34% 18

Non-GAAP Reconciliation Return on Average Tangible Common Equity (Dollars in thousands) 4Q19 3Q19 2Q19 1Q19 4Q18 Return on tangible common equity Average total stockholders' equity $ 912,749 $ 961,739 $ 962,933 $ 956,700 $ 960,242 Less: Average preferred stock (189,824) (213,619) (231,128) (231,128) (231,128) Less: Average goodwill (37,144) (37,144) (37,144) (37,144) (37,144) Less: Average other intangible assets (4,441) (4,935) (5,503) (6,128) (6,731) Average tangible common equity $ 681,340 $ 706,041 $ 689,158 $ 682,300 $ 685,239 Net (loss) income $ 14,272 $ (14,132) $ 16,582 $ 7,037 $ 11,038 Less: Preferred stock dividends and impact of preferred stock redemption (3,540) (8,496) (4,308) (4,308) (4,308) Add: Amortization of intangible assets 454 500 621 620 644 Less: Tax effect on amortization of intangible assets (95) (105) (130) (130) (135) Net (loss) income available to common stockholders $ 11,091 $ (22,233) $ 12,765 $ 3,219 $ 7,239 Return on average equity 6.20% (5.83)% 6.91% 2.98% 4.56% Return on average tangible common equity 6.46% (12.49)% 7.43% 1.91% 4.19% Statutory tax rate utilized for calculating tax effect on amortization of intangible assets 21.00% 21.00% 21.00% 21.00% 21.00% 19

Non-GAAP Reconciliation Noninterest Expense / Average Assets (Dollars in millions) 4Q19 3Q19 2Q19 1Q19 4Q18 Operating Expense (NIE) Total noninterest expense $ 47.2 $ 43.3 $ 43.6 $ 61.8 $ 49.6 Less: gain/(loss) on investments in alternative energy partnerships (1.0) 0.9 0.4 (2.0) (0.8) Less: non-core items 2.0 2.5 5.6 (5.8) 3.4 Salary and employee benefits — — — — — Data processing fees — — (0.8) — — Professional fees 3.6 2.6 6.2 (3.0) 2.7 Restructuring expense (1.6) — 0.2 (2.8) 0.1 Other expense — (0.1) — — 0.6 Total operating expense (NIE) $ 48.2 $ 46.7 $ 49.6 $ 54.0 $ 52.2 Total operating expense (NIE) — annualized $ 192.8 $ 186.8 $ 198.1 $ 216.1 $ 208.6 NIE1 / Average Assets 2.42% 2.15% 2.06% 2.10% 2.04% 1 Operating expense, annualized, over average consolidated assets 20